FOR IMMEDIATE RELEASE

Lincoln Financial Group reports FIRST QUARTER 2022 Results

_______________________________________

❖	Net income EPS of $0.58 and adjusted operating EPS of $1.66
❖	Adjusted operating EPS included $(0.96) primarily from pandemic-related claims
❖	BVPS, including AOCI, of $85.59, down 16%; BVPS, excluding AOCI, of $78.32, up 8%
❖	$480 million of capital returned to shareholders, including $400 million in share repurchases

Radnor, PA, May 4, 2022 –  Lincoln Financial Group (NYSE: LNC) today reported net income for the first quarter of 2022 of $104 million, or $0.58 per diluted share available to common stockholders, compared to net income in the first quarter of 2021 of $225 million, or $1.16 per diluted share available to common stockholders. First quarter adjusted income from operations was $294 million, or $1.66 per diluted share available to common stockholders, compared to adjusted income from operations of $350 million, or $1.82 per diluted share available to common stockholders, in the first quarter of 2021.

“First quarter results were solid despite headwinds from the pandemic and a more normal level of alternative investment income. We continued to grow sales, return capital and maintain a strong balance sheet,” said Dennis R. Glass, president and CEO of Lincoln Financial Group. “The CEO transition process is going very well, and I am confident that Lincoln, under Ellen Cooper’s leadership, will continue to build on our strong foundation with accomplishments that will drive momentum into 2022 and beyond.”

	As of or For the
	Three Months Ended
	March 31,
(in millions, except per share data)	2022	2021
Net Income (Loss)	$104	$225
Net Income (Loss) Available to Common Stockholders	103	225
Net Income (Loss) per Diluted Share Available to Common Stockholders	0.58	1.16
Revenues	4,687	4,534
Adjusted Income (Loss) from Operations	294	350
Adjusted Income (Loss) from Operations per Diluted Share Available to
Common Stockholders	1.66	1.82
Average Diluted Shares	176.4	193.1
Return on Equity (ROE), Including Accumulated Other Comprehensive
Income (AOCI) (Net Income)	2.4%	4.3%
Adjusted Operating ROE, Excluding AOCI (Adjusted Income from Operations)	8.6%	10.2%
Book Value per Share (BVPS), Including AOCI	$85.59	$102.50
Book Value per Share, Excluding AOCI	78.32	72.36

Operating Highlights – First Quarter 2022 vs. First Quarter 2021

•	Annuities average account values of $164 billion, up 2%
•	Retirement Plan Services generated positive net flows of $946 million
•	Life Insurance sales of $155 million, up 36%, with growth across all major product lines
•	Group Protection insurance premiums of $1.2 billion, up 4%

There were no notable items within adjusted income from operations for the current quarter or the prior-year quarter. This quarter’s adjusted operating EPS results included an estimated unfavorable impact of $0.85 from elevated claims experience related to the pandemic and an unfavorable impact of $0.11 from unusual claims adjustments in Group Protection.

First Quarter 2022 – Segment Results

Annuities

Annuities reported income from operations of $302 million, up 4% over the prior-year quarter. The increase was driven by higher account values from strong equity market performance and expense efficiency.

Total annuity deposits of $2.7 billion were down 4% from the prior-year quarter. Growth in fixed annuity sales to $374 million compared to $86 million was more than offset by a decrease in total variable annuity sales to $2.3 billion compared to $2.7 billion.

Net outflows were $553 million in the quarter. Average account values for the quarter of $164 billion were up 2% over the prior-year quarter, driven by growth in account values without guaranteed living benefits.

Retirement Plan Services

Retirement Plan Services reported income from operations of $55 million, compared to $57 million in the prior-year quarter, due to less favorable returns within the company’s alternative investment portfolio partly offset by higher account values from strong equity market performance and positive net flows.

Total deposits for the quarter of $3.4 billion were up 28% from the prior-year quarter driven by a 73% increase in first-year sales and an 11% increase in recurring deposits.

Net flows totaled $946 million for the quarter. Average account values for the quarter of $96 billion were up 7% over the prior-year quarter.

Life Insurance

Life Insurance reported income from operations of $58 million compared to $107 million in the prior-year quarter as improved pandemic-related mortality was more than offset by less favorable returns within the company’s alternative investment portfolio and less favorable underlying mortality.

Total Life Insurance sales were $155 million, up 36% from the prior-year quarter, with growth reported across all major product lines.

Average Life Insurance in-force of $985 billion grew 9% over the prior-year quarter. Average account values for the quarter were $51 billion compared to $58 billion in the prior-year quarter reflecting last year’s block reinsurance deal.

Group Protection

Group Protection reported a loss from operations of $41 million in the quarter compared to a loss from operations of $26 million in the prior-year quarter. This change was driven by non-pandemic-related morbidity, including unusual claims adjustments, and less favorable returns within the company’s alternative investment portfolio.

The total loss ratio was 88% in the current quarter compared to 87% in the prior-year quarter, with the increase driven by unfavorable non-pandemic-related morbidity and unusual claims adjustments.

Group Protection sales increased 42% to $105 million in the quarter compared to the prior-year quarter. Employee-paid sales represented 57% of total sales. Insurance premiums of $1.2 billion in the quarter were up 4% compared to the prior-year quarter.

Other Operations

Other Operations reported a loss from operations of $80 million versus a loss of $78 million in the prior-year quarter.

Realized Gains and Losses / Impacts to Net Income

Realized gains/losses and impacts to net income (after-tax) in the quarter were driven by:

•	A $186 million loss primarily from negative hedge results driven by elevated market volatility
•	A $4 million loss related to financial assets

Unrealized Gains and Losses

The company reported a net unrealized gain of $3.1 billion, pre-tax, on its available-for-sale securities at March 31, 2022. This compares to a net unrealized gain of $11.5 billion, pre-tax, at March 31, 2021, with the year-over-year decrease primarily driven by higher interest rates.

Share Count

The quarter’s average diluted share count of 176.4 million was down 9% from the first quarter of 2021, the result of repurchasing 20.2 million shares of stock at a cost of $1.4 billion since March 31, 2021.

Book Value

As of March 31, 2022, book value per share, including AOCI, decreased 16% from the prior-year period to $85.59. Book value per share, excluding AOCI, increased 8% from the prior-year period to $78.32.

The tables attached to this release define and reconcile the non-GAAP measures adjusted income from operations, adjusted operating ROE and BVPS, excluding AOCI, to net income, ROE and BVPS, including AOCI, calculated in accordance with GAAP.

This press release contains statements that are forward-looking, and actual results may differ materially. Please see the Forward-looking Statements – Cautionary Language at the end of this release for factors that may cause actual results to differ materially from the company’s current expectations.

For other financial information, please refer to the company’s first quarter 2022 statistical supplement available on its website, http://www.lincolnfinancial.com/investor.

Conference Call Information

Lincoln Financial Group will discuss the company’s first quarter results with investors in a conference call beginning at 10:00 a.m. Eastern Time on Thursday, May 5, 2022.

The conference call will be broadcast live through the company website at www.lincolnfinancial.com/webcast. Please log on to the webcast at least 15 minutes prior to the start of the conference call to download and install any necessary streaming media software. A replay of the call will be available by 1:00 p.m. Eastern Time on May 5, 2022 at www.lincolnfinancial.com/webcast.

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help people take charge of their financial lives with confidence and optimism. Today, approximately 16 million customers trust our retirement, insurance and wealth protection expertise to help address their lifestyle, savings and income goals, and guard against long-term care expenses. Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. The company had $308 billion in end-of-period account values as of March 31, 2022. Lincoln Financial Group is a committed corporate citizen included on major sustainability indices including the Dow Jones Sustainability Index North America and FTSE4Good and ranks among Newsweek’s Most Responsible Companies. Dedicated to diversity, equity and inclusion, we are included on transparency benchmarking tools such as the Corporate Equality Index, the Disability Equality Index and the Bloomberg Gender-Equality Index. Committed to providing our employees with flexible work arrangements, we were named to FlexJobs’ list of the Top 100 Companies to Watch for Remote Jobs in 2022. With a long and rich legacy of acting ethically, telling the truth and speaking up for what is right, Lincoln was recognized as one of Ethisphere’s 2022 World’s Most Ethical Companies®. Learn more at: www.LincolnFinancial.com.  Follow us on Facebook,  Twitter,  LinkedIn, and Instagram.  Sign up for email alerts at http://newsroom.lfg.com.

Explanatory Notes on Use of Non-GAAP Measures

Management believes that adjusted income from operations (adjusted operating income), adjusted operating return on equity, adjusted operating revenues, and adjusted operating EPS better explain the results of the company’s ongoing businesses in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments. Management also believes that using book value excluding accumulated other comprehensive income (“AOCI”) enables investors to analyze the amount of our net worth that is primarily attributable to our business operations. Book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

For the historical periods, reconciliations of non-GAAP measures used in this press release to the most directly comparable GAAP measure may be included in this Appendix to the press release and/or are included in the Statistical Reports for the corresponding periods contained in the Earnings section of the Investor Relations page on our website: www.lincolnfinancial.com/investor.

Definitions of Non-GAAP Measures Used in this Press Release

Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (including and excluding average goodwill within average equity), excluding AOCI, using annualized adjusted income (loss) from operations are financial measures we use to evaluate and assess our results. Adjusted income (loss) from operations, adjusted operating revenues and adjusted operating return on equity (“ROE”), as used in the press release, are non-GAAP financial measures and do not replace GAAP net income (loss), revenues and ROE, the most directly comparable GAAP measures.

Adjusted Income (Loss) from Operations

Adjusted income (loss) from operations is GAAP net income (loss) excluding the after-tax effects of the following items, as applicable:

•	Realized gains and losses associated with the following (“excluded realized gain (loss)”):
o	Sales or disposals and impairments of financial assets;
o	Changes in the fair value of equity securities;
o	Changes in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (“gain (loss) on the mark-to-market on certain instruments”);
o	Changes in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;
o	Changes in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;
o	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and
o

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value (“indexed annuity forward-starting options”);

•	Changes in reserves resulting from benefit ratio unlocking on our GDB and GLB riders (“benefit ratio unlocking”);
•	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;
•	Gains (losses) on modification or early extinguishment of debt;
•	Losses from the impairment of intangible assets;
•	Income (loss) from discontinued operations;
•	Transaction and integration costs related to mergers and acquisitions including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business; and
•	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

Adjusted Operating Revenues

Adjusted operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:

•	Excluded realized gain (loss);
•	Revenue adjustments from the initial adoption of new accounting standards;
•	Amortization of deferred front-end loads (“DFEL”) arising from changes in GDB and GLB benefit ratio unlocking; and
•	Amortization of deferred gains arising from reserve changes on business sold through reinsurance.

Adjusted Operating Return on Equity

Adjusted operating return on equity measures how efficiently we generate profits from the resources provided by our net assets.

•	It is calculated by dividing annualized adjusted income (loss) from operations by average equity, excluding accumulated other comprehensive income (loss) ("AOCI").
•	Management evaluates return on equity by both including and excluding average goodwill within average equity.

Definition of Notable Items

Adjusted income (loss) from operations, excluding notable items, is a non-GAAP measure that excludes items which, in management’s view, do not reflect the company’s normal, ongoing operations.

•

We believe highlighting notable items included in adjusted income (loss) from operations enables investors to better understand the fundamental trends in its results of operations and financial condition.

Book Value Per Share, Excluding AOCI

Book value per share, excluding AOCI is calculated based upon a non-GAAP financial measure.

•	It is calculated by dividing (a) stockholders' equity, excluding AOCI by (b) common shares outstanding.
•	We provide book value per share excluding AOCI to enable investors to analyze the amount of our net worth that is primarily attributable to our business operations.
•

Management believes book value per share, excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

•	Book value per share is the most directly comparable GAAP measure.

Special Note

Sales

Sales as reported consist of the following:

•	Annuities and Retirement Plan Services – deposits from new and existing customers;
•	Universal life insurance (“UL”), indexed universal life insurance (“IUL”), variable universal life insurance (“VUL”) – first-year commissionable premiums plus 5% of excess premiums received;
•	MoneyGuard® linked-benefit products – MoneyGuard® (UL), 15% of total expected premium deposits, and MoneyGuard Market AdvantageSM (VUL), 150% of commissionable premiums;
•

Executive Benefits –insurance and corporate-owned UL and VUL, first-year commissionable premiums plus 5% of excess premium received, and single premium bank-owned UL and VUL, 15% of single premium deposits;

•	Term – 100% of annualized first-year premiums; and
•	Group Protection – annualized first-year premiums from new policies.

Lincoln National Corporation

Reconciliation of Net Income to Adjusted Income from Operations

	For the
(in millions, except per share data)	Three Months Ended
	March 31,
	2022	2021

Total Revenues	$4,687	$4,534
Less:
Excluded realized gain (loss)	(26)	(229)
Amortization of DFEL associated with benefit ratio unlocking	(5)	1
Total Adjusted Operating Revenues	$4,718	$4,762

Net Income (Loss) Available to Common
Stockholders – Diluted	$103	$225
Less:
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	(1)	-
Net Income (Loss)	104	225
Less:
Excluded realized gain (loss), after-tax	(20)	(180)
Benefit ratio unlocking, after-tax	(170)	55
Net impact from the Tax Cuts and Jobs Act	-	-
Transaction and integration costs related to mergers,
acquisitions and divestitures, after-tax	-	-
Gain (loss) on modification or early extinguishment
of debt, after-tax	-	-
Total adjustments	(190)	(125)
Adjusted Income (Loss) from Operations	$294	$350

Earnings (Loss) Per Common Share – Diluted
Net income (loss)	$0.58	$1.16
Adjusted income (loss) from operations	1.66	1.82

Average Stockholders' Equity
Average equity, including average AOCI	$17,492	$21,146
Average AOCI	3,846	7,346
Average equity, excluding AOCI	13,646	13,800
Average goodwill	1,778	1,778
Average equity, excluding AOCI and goodwill	$11,868	$12,022

Return on Equity, Including AOCI
Net income (loss) with average equity including goodwill	2.4%	4.3%

Adjusted Operating Return on Equity, Excluding AOCI
Adjusted income (loss) from operations with average equity
including goodwill	8.6%	10.2%
Adjusted income (loss) from operations with average equity
excluding goodwill	9.9%	11.6%

(1) We exclude deferred units of LNC stock that are antidilutive from our diluted earnings per share calculation.

Lincoln National Corporation

Reconciliation of Book Value per Share

	As of March 31,
	2022	2021
Book value per share, including AOCI	$85.59	$102.50
Per share impact of AOCI	7.27	30.14
Book value per share, excluding AOCI	78.32	72.36

Lincoln National Corporation

Digest of Earnings

	For the
(in millions, except per share data)	Three Months Ended
	March 31,
	2022	2021

Revenues	$4,687	$4,534

Net Income (Loss)	$104	$225
Adjustment for deferred units of LNC stock in our
deferred compensation plans (1)	(1)	-
Net Income (Loss) Available to Common
Stockholders – Diluted	$103	$225

Earnings (Loss) Per Common Share – Basic	$0.60	$1.17
Earnings (Loss) Per Common Share – Diluted	0.58	1.16

Average Shares – Basic	174,153,475	191,780,135
Average Shares – Diluted	176,434,549	193,066,325

(1) We exclude deferred units of LNC stock that are antidilutive from our diluted earnings per share calculation.

FORWARD-LOOKING STATEMENTS –  CAUTIONARY LANGUAGE

Certain statements made in this press release and in other written or oral statements made by Lincoln or on Lincoln’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in Lincoln’s businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. Lincoln claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•

The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

•	Further deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;
•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;
•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;
•

The impact of Regulation Best Interest or other regulations adopted by the Securities and Exchange Commission (“SEC”), the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

•	Actions taken by reinsurers to raise rates on in-force business;
•	Further declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits and demand for our products;
•

Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;
•

The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•

A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”); and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•

Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•

Changes in accounting principles that may affect our business, results of operations and financial condition, including the adoption effective January 1, 2023, of FASB ASU 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;
•

The inability to realize or sustain the benefits we expect from, greater than expected investments in, and the potential impact of efforts related to, our strategic initiatives, including the Spark Initiative;

•	The adequacy and collectability of reinsurance that we have obtained;
•	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;
•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and
•	The unanticipated loss of key management, financial planners or wholesalers.

The risks and uncertainties included here are not exhaustive. Our most recent Form 10-K, as well as other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, Lincoln disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

The reporting of Risk Based Capital (“RBC”) measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.